                               POWER OF ATTORNEY

     Know all by these present, that the undersigned hereby constitutes and appoints each of David A. Miller, Broady Hodder and Frederick Williams, signing singly, the undersigned's true and lawful attorney-in-fact to:

     (1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of  T-Mobile US, Inc.
           (including any successor, the "Company"), Forms 3,  4  and  5
           (including amendments thereto) in accordance  with Section 16(a) of the Securities  Exchange Act of 1934 and the rules and regulations thereunder and a Form ID, Uniform Application for Access Codes to
           File on Edgar and/or related applications  for the generation of access codes for the CIK assigned to the undersigned;

     (2)   do  and  perform  any  and  all  acts  for  and  on  behalf of  the undersigned  which  may be necessary  or desirable to complete and execute any such Forms 3, 4 or 5 or Form ID and/or related applications  for the generation  of access  codes  for  the ClK assigned  to the undersigned,  and timely file such  forms (including
           amendments thereto) and  application   with  the  United  States
           Securities and Exchange Commission and any stock exchange or similar authority; and

     (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may  be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such tenns and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned  hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper  to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned  might or could do if personally present, with full power of substitution or revocation, hereby  ratifying and confirming  all that such attorney-in-fact, or such  attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

     The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned  to such  attorney-in-fact  for purposes of  executing, acknowledging, delivering or filing  Forms 3,  4  or 5 (including amendments thereto) or  Form ID and/or related application  for the generation of access codes and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses  reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

     This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined  in the first paragraph hereof ("Prior Powers of Attorney"), and  the authority  of the attorneys-in-
fact named in any Prior Powers of Attorney is hereby revoked.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered  to the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of June, 2018.

                                   /s/ J. Braxton Carter II
                                  ----------------------------------
                                               Signature
                                  Print Name J. Braxton Carter II